UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 19, 2010

Keithley Instruments, Inc.
 __________________________________________
 (Exact name of registrant as specified in its charter)

Ohio	1-9965	34-0794417
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28775 Aurora Road, Solon, Ohio		44139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(440) 248-0400

Not Applicable
 ______________________________________________
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Keithley Instruments, Inc., an Ohio corporation (the “Company”) held a special meeting of shareholders on November 19, 2010, at which its shareholders voted to approve and adopt the Agreement and Plan of Merger, dated as of September 29, 2010 (the “Merger Agreement”), among Danaher Corporation, a Delaware corporation (“Danaher”),  Aegean Acquisition Corp., an indirect wholly-owned subsidiary of Danaher and an Ohio corporation, and the Company.  Set forth below are the voting results for the proposal considered and voted upon at the special meeting of shareholders:

Proposal:
Approval and adoption of the Agreement and Plan of Merger, dated as of September 29, 2010, among Danaher Corporation, Aegean Acquisition Corp. and Keithley Instruments, Inc. and the transactions contemplated thereby.

	Common Shares	Class B Common Shares*	Total
FOR	10,708,535	21,485,020	32,193,555
AGAINST	94,746	0	94,746
ABSTAIN	6,803	0	6,803
BROKER NON-VOTES	0	0	0
*  Number of votes reported reflects the ten votes cast by each Class B common share outstanding as of the record date.

The votes cast in favor of approval and adoption of the Merger Agreement represented approximately 90% of the voting power of the common shares and Class B common shares of the Company issued and outstanding as of the record date for the special meeting.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION
99.1	—	Press Release dated November 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keithley Instruments, Inc.

November 19, 2010	By:	/s/ Mark J. Plush
Name: Mark J. Plush
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 19, 2010.